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                        [Bondy & Schloss LLP Letterhead]             Exhibit 5.1



                                                                   June 21, 2001

JAWZ Inc.
12 Concorde Place
Suite 900
Toronto, Ontario, Canada M3C 3T1

     Re: Registration Statement on Form S-8

Ladies and Gentlemen:

         We have acted as counsel to JAWZ Inc., a Delaware corporation (the "Company"), in connection with a Registration Statement on Form S-8 (the "Registration Statement") being filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended, relating to the registration of an aggregate of 3,652,591 shares (the "Shares") of Common Stock, $.001 par value per share, issuable to a Company consultant, pursuant to a certain consulting agreement with the Company (the "Consulting Agreement"), to a Company employee, pursuant to an Employment Agreement (the "Employment Agreement"), and pursuant to the Company's Stock Option Plan (the "Plan").

         In connection with the foregoing, we have examined originals or copies, satisfactory to us, of all such corporate records and of all such agreements, certificates and other documents as we have deemed relevant and necessary as a basis for the opinion hereinafter expressed. In such examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals and the conformity with the original documents of all documents submitted to us as copies. As to any facts material to such opinion, we have, to the extent that relevant facts were not independently established by us, relied on certificates of public officials and certificates of officers or other representatives of the Company.

         Based upon and subject to the foregoing, we are of the opinion that, when issued and paid for in accordance with the Consulting Agreement, Employment Agreement, and the Plan, respectively, the Shares will be validly issued, fully paid and non-assessable.

         We are members of the bar of the State of New York and are not licensed or admitted to practice law in any other jurisdiction. Accordingly, we express no opinion with respect to the laws of any jurisdiction other than the State of New York and the federal laws of the United States.


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JAWZ Inc.
June 21, 2001
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         We hereby consent to the use of our opinion as herein set forth as an exhibit to the Registration Statement. In giving such consent, we do not thereby concede that we are in the category of persons whose consent is required under
Section 7 of the Securities Act of 1933, as amended, or the rules and regulations thereunder.

                                                Very truly yours,

                                                /s/ Bondy & Schloss
                                                Bondy & Schloss LLP